SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------

                                    Form 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 August 2, 1999

                                  MCY.com, Inc.
                 (Formerly Health Builders International, Inc.)

                                    Delaware
                 (State or other jurisdiction of incorporation)

          333-9809                                 87-0561634
         (Commission file number)                 (IRS employer identification no.)

                           307 7th Avenue, 23rd Floor
                               New York, NY 10001
               (Address of principal executive offices) (Zip Code)

                                 (212) 620-3999
               (Registrants telephone number, including area code)

                       Health Builders International, Inc.
                               2077 Elderberry Way
                                Sandy, Utah 84092
                     (former name and address of registrant)

Item 1.  Change in Control of Registrant.

     Health Builders International, Inc. (the "Registrant" or the "Company") was originally organized under the laws of the State of Delaware on July 31, 1996. The Registrant changed its name on August 2, 1999, to MCY.com, Inc. in connection with the closing of a Merger and Plan of Reorganization by and among the Company, a subsidiary of the Company and MCY Music World, Inc. ("MCY") (the "Merger").

     The Company had 2,305,500 shares of Common Stock issued and outstanding as of its year ended December 31, 1998. However, effective August 2, 1999, the Company effectuated a 2 for 1 forward split of its outstanding shares of Common Stock and a shareholder contributed for cancellation certain shares resulting in the Company having 4,610,000 shares of Common Stock issued and outstanding and 47,651,655 shares of Common Stock and 1,000,000 shares of Series 1 Preferred Stock issued and outstanding immediately following the Merger, inclusive of an aggregate of 43,041,655 shares of Common Stock and 1,000,000 shares of Series 1 Voting Preferred Stock (the "Preferred Stock") issued to the shareholders of MCY in connection with the Merger. Each share of Series 1 Preferred Stock entitles the holder thereof to 100 votes per share on all matters submitted to a vote of the holders of Common Stock. Pursuant to the Merger, MCY became a wholly owned subsidiary of the Company, and as a result, the Company, in effect, acquired all of the assets of MCY.

     Formed in 1999, MCY operates an Internet website offering an interactive environment and virtual music store where music buyers will be able to purchase digital music downloads (NETrax") or mail order CDs. In addition, it is intended that music fans will be able to learn about their favorite artist or musical genre, find out about new music releases and concert events and listen to and watch live web broadcasts and exclusive artist interviews. MCY believes that it is prepared to provide high-quality, high-speed digital distribution of music on the Internet coupled with a distribution technology which ensures accurate and comprehensive collection of royalties. MCY will distribute music online as "NETrax", a proprietary enhanced and encrypted version of the "MP3" format, which allows users to download and store on their computers 16- bit stereo music tracks. The NETrax may then be played back later directly on the computers, or in the near future on hand-held portable devices that MCY, together with its partners, intends to market. The Company offers a music library stocked from a broad range of independent record labels and recording labels and recording artists and is actively negotiating with many additional labels and artists.

     MCY is based in New York City and also has subsidiary operations in Berlin and Los Angeles. The New York corporate headquarters is a 2,600 square foot space located at 307 7th Avenue in New York City, leased at a rate
$2,883.33/month. There are 19 full-time employees working out of the New York office, as well as several programming and creative staff working on a freelance basis. In addition, New York is the center from which the activities of MCY's Product Acquisition Team, a team of 18 freelance agents working to close contracts with record labels on a commission basis, are coordinated. This office space is considered inadequate for MCY's growing needs and MCY is currently negotiating for new, larger office facilities in New York City.

     The Berlin office is comprised of approximately 3,500 square feet, and is rented at 6,055 DM/month. A major portion of this space is devoted to the MCY Digitization Factory, where digital audio files are created from standard media such as CDs or digital audio tapes. There are 10 full-time employees, 2 interns and several freelance staff working in Berlin. This space is expected to be sufficient for the Berlin operations for the foreseeable future.

     The Los Angeles operation is currently run by a full-time freelance consultant/agent. In anticipation of growth in Los Angeles, MCY has incorporated a California subsidiary, MCY West, Inc. ("MCY West"), which will be responsible for industry relations, marketing and content acquisition in California. MCY West has recently signed a lease on office space which would allow it to significantly expand operations in Los Angeles and is currently in negotiation with several potential employees.

     MCY plans to expand its operations in the near future by adding staff in New York, Berlin and Los Angeles and by leasing additional office space in New York and Los Angeles. It is anticipated that staff will increase to roughly 35 within the next 2 to 3 months and could reach 70 by the end of 1999.

     Upon the closing of the Merger the sole officer and director of the Registrant resigned and new management was appointed. Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly selected by the stockholders. Officers and other employees serve at the will of the Board Directors. The following table sets forth the persons who serve as the directors and executive officers of the Company.

MCY.com, Inc.

Name                                Position
Bernhard Fritsch                    Chairman of the Board, Chief Executive Officer,
                                    President and Director

James Burger                        Treasurer

Lisa Short                          Secretary

Hubertus von Hesse                  Director

     Bernhard Fritsch, 37, has been Chairman of the Board, Chief Executive Officer, President and a Director of MCY since its formation and of the Company since August 2, 1999. Mr. Fritsch also served as President and Chief Executive Officer of Datatek Services Limited from its formation in 1997 until June 1999. In 1991, Mr. Fritsch founded Fritsch and Friends Mediagroup GmbH, a company which functioned as a high-end audio post-production house and also maintained a significant presence in multimedia content production , sales and distribution. From 1989 to 1991, Mr. Fritsch served on the executive management team of Harman International where he worked to develop and execute their digital equipment marketing strategy. Prior to 1989, Mr. Fritsch worked on radio and television audio productions in West Berlin. Mr. Fritsch received a Tonmeister Degree from the Technical University of Berlin. For the past six years, Mr. Fritsch has been a guest lecturer in New York University's graduate-level studies in Music Technologies.

     James Burger, age 31, has been General Manager and Corporate Treasurer of MCY since its formation and of the Company since August 2, 1999. Prior to joining the Company, Mr. Burger spent 3 years in Europe with A.T. Kearney Management Consultants, where he worked on several projects in the areas of financial management, strategic planning, organizational redesign and operations. From 1991 to 1993, Mr. Burger worked with a boutique consulting firm in the Czech Republic, where he conducted enterprise valuations and helped small and medium-sized enterprises develop strategic and financial plans for their privatization. Mr. Burger holds an M.B.A. from the M.I.T. Sloan School of management and a B.A. from Yale University.

     Lisa Short has been the Secretary of MCY since its formation and of the Company since August 2, 1999. Ms. Short joined the MCY management team in June 1997 as the first employee in the New York Office. Under her direction, MCY operations were shifted from Berlin to the new headquarters in New York City. Since the start up of the New York Office, Ms. Short has implemented strategic partnerships and alliances, communications direction and strategy and has set-up a public relation network for the company as it moves forward. In 1996, Ms. Short served in a public relation role in organizing and overseeing radio spots, promotional material distribution and sponsorship organization for a mid-sized Salt Lake City-based production studio. Ms. Short holds a Bachelor of Arts Degree in French and Spanish from the University of Oregon. She has also studied in Switzerland, France and Spain.

     Hubertus von Hesse was appointed a Director of MCY on June 16, 1999 and as a Director of the Company since August 2, 1999. Mr. v. Hesse, a founding partner of the law firm of Merleker and v. Hesse, advises in commercial, corporate and real estate law. He has been advising MCY on legal matters since its incorporation. After a two year training since 1979 at Hypovereinsbank AG/Munch he studied law at Munich Ludwig-Maximilians-University and University of Lausanne. He received his law degree from Munich LMU. Mr. v. Hesse passed the First state exam in 1986 and the Second (final) in 1989. He was admitted to the Bar in Berlin in 1990.

     Upon the consummation of the Merger, the new Officers and Directors of the Registrant as a group (4 persons) owned as a group 24,190,568 shares or 50.8% of the Common Stock and 1,000,000 share of Preferred Stock, which in the aggregate, represents a combined 84% of the outstanding voting securities of the Registrant, exclusive of any options.

     As a result of the Merger, the shareholders of MCY acquired control of the Registrant. The source of consideration used by the shareholders of MCY for the Merger with the Registrant were shares of common stock of MCY owned or held beneficially prior to the Merger that were acquired by the Registrant upon consummation of the Merger in exchange for the same number of similar securities issued by the Registrant.

     The Registrant is not aware of any arrangements, the operation of which may at a subsequent date, result in a change in control of the Registrant.

Item 2.  Acquisition or Disposition of Assets.

         See Item 1, above.

Item 5.  Other Events

     In connection with certain corporate actions approved by he Registrant's Board of Directors and by written consent of shareholders owning in excess of a majority of the Company's outstanding common stock, the following matters were accomplished on or about August 2, 1999:

     a) Pursuant to the Merger, a 2 for 1 forward stock split of all shares of the Company's Common Stock issued and outstanding immediately prior to the Merger. The forward split resulted in an increase in the outstanding shares of common stock from 2,305,500 to 4,610,000 shares after cancellation of 500 pre-split shares.

     b) Pursuant to the Merger, and upon the acquisition of all the outstanding capital stock of MCY, MCY became a wholly-owned subsidiary of the Company. In connection with the Merger, on the closing thereof the Company issued to the shareholders of MCY 43,041,655 restricted shares of Common Stock and 1,000,000 shares of Series 1 Voting Preferred Stock.

     c) An amendment and restatement of the Company's Certificate of Incorporation was filed with the Delaware Secretary of State to (1) change its name MCY.com, Inc. (2) increase its authorized common stock to 100,000,000 shares, $.001 par value, (3) increase its authorized blank check preferred stock to 9,000,000 shares, $.001 par value, and (4) to authorize 1,000,000 shares of Series 1 voting Preferred Stock, $.001 par value;

         d) The resignation of L. Dee Hall as the sole officer and director of the Company along with the election of Bernhard Fritsch and Hubertus von Hesse to serve as Directors of the Company subsequent to the Merger;

         e) The adoption of a 1999 Stock Option Plan and the grating of options to purchase shares under such new Plan.

     On August 9, 1999, the Company sold to investors a total of approximately 4,039,000 shares of its Common Stock for aggregate consideration of approximately $24.5 Million ($6 per share). The Company realized net proceeds of $22.6 Million, after expenses of the offering. The offering was managed by Gruntal & Co., LLC, a New York based brokerage and investment banking firm.

     On August 17, 1999, the Company sold an additional 2,071,833 shares of its Common Stock to its investors through Gruntal & Co. at a price of $6 per share realizing net proceeds of $11.4 Million, after costs and expenses of the offering of approximately $1 Million. After taking into account the shares which were sold in the second round of financing, the Company had issued an outstanding 53,962,488 shares of Common Stock (1,410,000 of which may be deemed to be in the public float) and 1,000,000 shares of Series 1 Preferred Stock. The shares of Series 1 Preferred Stock entitle the holder to 100 votes per share and do not carry any liquidation, dividend or other rights or preferences.

Item 7.  Financial statements and Exhibits.

a)       Financial Statements of Business Acquired.

     The Registrant has decided to file reports as a small business issuer as defined in Regulation S-B and accordingly will comply with the financial statements requirements of item 310 of Regulation S-B. Required financial statements of the Company, under Regulation S-B, will be filed by amendment hereto within the applicable time periods permitted under Form 8-K and Regulation S-B requirements.

b)       Pro Forma Financial Information

to be filed by amendment.

c)       Exhibits.

                  2.01 Agreement and Plan of  Reorganization  dated as of August
                  2,  1999,  among   Regristrant,   a  certain   shareholder  of
                  Registrant and MCY.com, Inc.

                  3(i).1 Amended Certificate of Incorporation of Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                    MCY.COM,INC.



                                             By: _______________________________
                                                     Bernhard Fritsch, President